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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 20, 2002



                           METRETEK TECHNOLOGIES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)



DELAWARE                                  0-19793               84-11698358
------------------             ---------------------------   -------------------
(State or other jurisdiction     (Commission File Number)    (I.R.S Employer
of incorporation)                                            Identification No.)



           303 EAST 17TH STREET, SUITE 660, DENVER, COLORADO    80203
           ----------------------------------------------------------
           (Address of principal executive offices)          (Zip code)


       Registrant's telephone number, including area code: (303) 785-8080
                                                           --------------



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On August 20, 2002, Metretek Technologies, Inc., a Delaware corporation (the "Company"), issued a press release announcing that it received a Nasdaq Staff Determination letter on August 14, 2002, indicating that the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market, set forth in Marketplace Rule 4410(c)(8)(D), and that the Company was not eligible for an additional grace period because it did not meet the $5 million stockholders' equity requirement under Marketplace Rule 4310(c)(2)(A).

         The Staff Determination letter informed the Company that, due to such non-compliance, the Company's Common Stock was subject to delisting from the Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The Company has been advised by Nasdaq that the hearing request will stay the delisting pending the outcome of the hearing, the date of which has not yet been set. There can be no assurance that the Panel will grant the Company's request for continued listing. If the Panel upholds the Staff Determination, the Company's Common Stock will be delisted from the Nasdaq Small Cap Market. If the Common Stock is delisted, it is expected to be traded on the Over-the-Counter (OTC) Bulletin Board.

         The delisting of the Company's Common Stock could have a material adverse effect on the market price of, and the trading market for, the Common Stock.

         A copy of the Company's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS

         99.1     Metretek Technologies, Inc. press release issued August 20,
                  2002.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 METRETEK TECHNOLOGIES, INC.



                                 By:   /s/  W. Phillip Marcum
                                    --------------------------------------------
                                      W. Phillip Marcum
                                      President and Chief Executive Officer


Dated:   August 20, 2002